EXHIBIT 99.1

Corvus Gold Announces Update on Project Optimization Studies, Targeting Lower Capex, Opex with Near-Term Production Options at Both the North Bullfrog and Mother Lode Gold Projects, Nevada

VANCOUVER, British Columbia, Sept. 05, 2019 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, OTCQX: CORVF) is pleased to provide a project update on mining optimization work for its district-wide production plan previously announced in its November 2018 Preliminary Economic Analysis (“PEA”) (NR18-19, Nov. 1, 2018). The initial PEA results outlined robust economics at lower gold prices and strong leverage for higher gold prices with a USD $1.47B pre-tax cash flow at $1,450 gold price and a 5% post-tax net present value (NPV5%) of USD $914M and a 53% IRR for the combined North Bullfrog and Mother Lode project.

The PEA is preliminary in nature, includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the PEA will be realized.  Mineral resources that are not mineral reserves do not have demonstrated economic viability.

Ongoing studies have focused on three main areas of optimization:

  Lower Cost & Near-Term Production: Improving the start-up plan to lower initial capex, accelerate production timeline, improve financial performance and reduce project risk
  Improved Sulfide Processing: Expanding the metallurgical options for processing the high-grade Mother Lode sulfide mineralization with lower capex and opex while maintaining high gold recoveries
  Increase Mineral Resource Base: Expanding the mineral resource base at both the North Bullfrog and Mother Lode projects and evaluating their ability to operate as stand-alone mines that have potential to provide production and financial performance (Figure 1)

Lower Cost & Near-Term Production

North Bullfrog Project
Initial deposit modeling work has shown potential for the North Bullfrog deposits to be developed as a multi-phase, low strip, open-pit heap leach project. Corvus is working on a Phase I project plan that it believes would have lower capex and a rapid start-up development phase, with a smaller footprint, near-term open-pit mining project focused on the YellowJacket and north Sierra Blanca area where baseline environmental permitting is well advanced and key infrastructure is in hand (power & water).  The Company believes the lower capital commitment and the “build as you go” approach has the potential to reduce risk and broaden the appeal of the project to a greater number of developers with production cash flow that could finance the development of a larger operation within the district. The Phase I project would be able to dovetail into the larger Phase II run of mine (“ROM”) low-grade heap leach project that has the potential to perform well in the +$1,300 per ounce gold price environment.

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/ccb2bb00-583d-4b46-87eb-ac8de777ff99

The photo is also available via AP PhotoExpress.

Mother Lode Project
Corvus is in the process of modelling a Phase I starter pit of ROM oxide only heap leach material that it believes has the potential to generate positive cash flow while the new bio-oxidation (“BiOx”) sulfide recovery system is tested with a large-scale pilot facility (high-grade sulfide material excavated in the Phase-I pit).  The Company anticipates that the Mother Lode Phase-II project would focus on expanding sulfide processing to commercial scale in the years following Phase-I.

Improved Sulfide Process Optimization

To date, various processing alternatives of Mother Lode sulfide mineralization have been evaluated. The most promising processing technique that could significantly lower capex and opex costs and improve financial performance is BiOx.  Extensive BiOx test work was conducted by the previous owner of the Mother Lode project which included both sulfide concentrate (tank oxidation & leaching) and crushed rock column testing (heap oxidation & leaching) both of which produced positive results that have been validated by recent BiOx results obtained by Corvus on concentrate.  The new and past test work for bio-oxidation followed by standard cyanide leaching achieved gold recoveries of approximately 90% for concentrate and approximately 80% for ¾” crush heap leaching. BiOx treatment has been in commercial use at a number of sites for decades with the most notable being AngloGold Ashanti’s Obuasi mine in Ghana and the Kirkland Lake’s Fosterville mine in Australia.

The primary advantages of utilizing BiOx versus pressure oxidation of the sulfide concentrate is that it could result in a simplified mine and facility plan that includes lower capital requirements and reduced operating costs which could improve the overall financial performance.  Initial project scoping work utilizing BiOx processing at Mother Lode appears to suggest the project has the potential to generate results that the Company believes are similar to the North Bullfrog project, with stand-alone production and financial metrics.

Expanding Mineral Resource Base – Deep Mother Lode Potential

With the successful completion of the Phase 3 drill program at Mother Lode, the expanded deposit is currently being remodelled.  Highlights of significant results from Phase 3 included:

Hole ID	Interval	Date Reported*
ML18-079	19.8m @ 3.52 g/t Au	NR18-16, Oct.2, 2018
ML18-080	129.54m @ 1.12 g/t Au**
ML18-083	65.5m @ 1.53 g/t Au	NR18-17, Oct.17, 2018
ML18-093	115.82m @ 1.83 g/t Au	NR19-01, Jan.10, 2019
ML18-087	47.25m @ 2.15 g/t Au	NR19-02, Jan.22, 2019
ML18-090	38.10m @ 2.58 g/t Au	NR19-03, Feb.21, 2019
ML19-104	126.59m @ 1.85 g/t Au	NR19-05, Mar.19, 2019
ML19-109	41.14m @ 2.83 g/t Au	NR19-06, Apr.3, 2019
ML19-116	36.57m @ 2.03 g/t Au & 25.91m @ 2.43 g/t Au	NR19-08, Jun.3, 2019

*The above table represents select intervals from drilling campaigns previously announced by Corvus. Complete drilling results are available for review on the Company’s profile at www.sedar.com. Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space. Mineralized intervals are calculated using a 0.3 g/t cut-off unless otherwise indicated. ** 0.1 g/t Au cut-off

Phase 3 drilling highlighted continued potential for expansion at depth and to the north that includes a new higher grade “deep zone” best characterized by the deep high sulfide intercept in hole ML19-104 (126.5m @ 1.85 g/t gold with the bottom 9.2m @ 6.7 g/t gold & 70 g/t silver). Preliminary conceptual models suggest that if the deposit extends to the full length of the property, it is possible that it could still be within open-pit mining depth with this “deep zone” target area hosting sulfide tonnage that Corvus believes to be comparable to that of the current known mineral resource area (Figure 2).  Corvus has developed an exploration plan to test this deposit extension and to follow-up with a mineral resource conversion drilling program.

On-going mineral resource expansion drilling at the Sierra Blanca deposit in the North Bullfrog project area is extending mineralization to the west as well as testing for new, YellowJacket type, high-grade vein systems in the surrounding area.  In addition, exploration work is also evaluating the extension of the regional scale low-grade gold systems, which in the current gold price environment is a very attractive target given the large size potential (Figure 3).  Corvus has also expanded its district-wide exploration to the south of North Bullfrog along the major north-south trending structural systems that control most of the known gold mineralization in the western part of the greater Bullfrog Mining District.  The Company has developed several new early stage targets in this area known as the Gap Zone, some of which are associated with adjoining ground controlled by AngloGold Ashanti and Kinross Gold.

Going Forward

Corvus will continue to advance its mineral resource expansion drilling, mining optimization studies and sulfide metallurgical test work with the goal of updating the PEA study in the first half of 2020.  In addition, the Company will continue with the North Bullfrog new discovery drill program, as well as pre-collar drilling of initial deep core drilling of the YellowJacket vein system, Spicerite target (similar to AngloGold’s Silicon target) and Deep Mother Lode. Corvus is currently planning the next phase of work on the Mother Lode Deep Zone, which would involve extensive core drilling.

Photos accompanying this announcement are available at https://www.globenewswire.com/NewsRoom/AttachmentNg/1eebc2d6-2ef8-4e4a-bebd-c276d2c9d46d

https://www.globenewswire.com/NewsRoom/AttachmentNg/a7536aae-fb24-42ac-aea2-ad6b8b4d57e0

Ron Largent, Chairman of Corvus Gold (Former COO, AngloGold Ashanti) said, “The ongoing technical and mining configuration advancements Corvus Gold is making is outlining an exciting and unique Nevada mining project.  The new Mother Lode BiOx sulfide processing information is encouraging particularly in the context of my history with the AngloGold Ashanti’s Obuasi project in Ghana.  The Corvus team is diligently pursuing a number of key optimization development options that could have potential positive impact on the existing base case PEA study for this encouraging new Nevada mining opportunity.”

Jeff Pontius, President and CEO of Corvus, said, “The optimization work has yielded several project improvements that have the potential to lower capex and opex, simplify the process circuit and accelerate the development timeline.  Our modeling work has also highlighted the potential for these projects to operate as stand-alone operations that generate meaningful production and strong base-case financial returns as we proceed into what we anticipate being the next gold bull market.  This work linked with encouraging mineral resource expansion results at both Mother Lode and North Bullfrog, paints an attractive picture for a fast track project potential that we believe can deliver a Nevada scale operation with strong exploration potential.”

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has reviewed and approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has reviewed and approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus  Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program. On-site personnel at the project log and track all samples prior to sealing and shipping. Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All mineral resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying. AAL is independent of the Company. AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999. Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control. Mr. Pontius, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement. There were no limitations on the verification process.

Mr. Scott E. Wilson, CPG (10965), Registered Member of SME (4025107) and President of Resource Development Associates Inc., is an independent consulting geologist specializing in Mineral Reserve and Mineral Resource calculation reporting, mining project analysis and due diligence evaluations.  He is the Qualified Person, as defined in NI 43-101, and is the primary author of the Technical Report for the Mineral Resource estimate and has reviewed and approved the Mineral Resource estimate and the PEA described in this news release.  Mr. Wilson has over 29 years of experience in surface mining, mineral resource estimation and strategic mine planning. Mr. Wilson is independent of the Company under NI 43-101.

Mr. Wilson, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process.

Metallurgical testing on North Bullfrog and Mother Lode samples has been performed by McClelland Analytical Services Laboratories Inc. of Sparks Nevada (“McClelland”), McClelland is an ISO 17025 accredited facility that supplies quantitative chemical analysis in support of metallurgical, exploration and environmental testing using classic methods and modern analytical instrumentation.  McClelland has met the requirements of the IAS Accreditations Criteria for Testing Laboratories (AC89), has demonstrated compliance with ANS/ISO/IEC Standard 17025:2005, General requirements for the competence of testing and calibration laboratories, and has been accredited, since November 12, 2012. Hazen Research Inc. (“Hazen”), an independent laboratory, has performed flotation, AAO testing and cyanide leach testing on samples of sulfide mineralization from the YellowJacket zone and Swale area of Sierra Blanca, and roasting tests on Mother Lode flotation concentrate. Hazen holds analytical certificates from state regulatory agencies and the US Environmental Protection Agency (the “EPA”).  Hazen participates in performance evaluation studies to demonstrate competence and maintains a large stock of standard reference materials from the National Institute of Standards and Technology (NIST), the Canadian Centre for Mineral and Energy Technology (CANMET), the EPA and other sources. Hazen’s QA program has been developed for conformance to the applicable requirements and standards referenced in 10 CFR 830.120 subpart A, quality assurance requirements, January 1, 2002. Pressure oxidation test work on Mother Lode concentrate samples was performed by Resource Development Inc. of Wheatridge, CO.

For additional details, see technical report entitled “Technical Report and Preliminary Economic Assessment for the Integrated Mother Lode and North Bullfrog Projects, Bullfrog Mining District, Nye County, Nevada”, dated November 1, 2018 and amended on November 8, 2018, with an effective date of September 18, 2018 on the Company’s profile at www.sedar.com.

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 90.5 km2 in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 1,134 federal unpatented mining claims. The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 445 federal unpatented mining claims on the Mother Lode project which totals approximately 36.5 km2 which it owns 100%. The total Corvus 100% land ownership now covers over 127 km2, hosting two major new Nevada gold discoveries.

The combined Mother Lode and North Bullfrog Projects contains a Measured Mineral Resource for the mill of 9.3 Mt at an average grade of 1.59 g/t gold, containing 475 k ounces of gold and Indicated Mineral Resources for the mill of 18.2 Mt at an average grade of 1.68 g/t gold containing 988 k ounces of gold and an Inferred Mineral Resource for the mill of 2.3 Mt at an average grade of 1.61 g/t gold containing 118 k ounces of gold. In addition, the project contains a Measured Mineral Resource for oxide, run of mine, heap leach of 34.6 Mt at an average grade of 0.27 g/t gold containing 305 k ounces of gold and an Indicated Mineral Resource for, oxide, run of mine, heap leach of 149.4 Mt at an average grade of 0.24 g/t gold containing 1,150 k ounces of gold and an Inferred, oxide, run of mine, heap leach Mineral Resource of 78.7 Mt at an average grade of 0.26 g/t gold containing 549 k ounces of gold.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information: Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the advancement and development of our Mother Lode project and the expansion of our drill program; plans to lower capex and opex while maintaining high gold recoveries; plans for pre-collar drilling of initial deep core drilling of the YellowJacket vein system; potential for projects to operate as stand-alone operations; potential for additional mineralization; expectations for types of mineralization; updates on the development progress at the Mother Lode project; the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, are forward-looking statements.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2018 filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). The Company does not undertake to update any forward-looking statements, except in accordance with applicable securities laws. All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.